EXHIBIT 99.1

Certification of our principal executive officer and principal financial officer relating to our participation in the Capital Purchase Program of the Troubled Asset Relief Program

Mercantile Bank Corporation UST# 449

Certification of Principal Executive Officer

I, Michael H. Price, Chairman of the Board, President and Chief Executive Officer of Mercantile Bank Corporation, certify, based on my knowledge, that:

(i) The compensation committee of Mercantile Bank Corporation has discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period (which, for Mercantile Bank Corporation, was January 1, 2012 to June 6, 2012, because Mercantile Bank Corporation repaid TARP funds as of June 6, 2012, and has no outstanding obligation arising from financial assistance under TARP), senior executive officer (“SEO”) compensation plans and employee compensation plans and the risks these plans pose to Mercantile Bank Corporation;

(ii) The compensation committee of Mercantile Bank Corporation has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Mercantile Bank Corporation and has identified any features of the employee compensation plans that pose risks to Mercantile Bank Corporation and has limited those features to ensure that Mercantile Bank Corporation is not unnecessarily exposed to risks;

(iii) The compensation committee has reviewed, at least every six months during any part of the most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Mercantile Bank Corporation to enhance the compensation of an employee, and has limited any such features;

(iv) The compensation committee of Mercantile Bank Corporation will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v) The compensation committee of Mercantile Bank Corporation will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in:

(A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Mercantile Bank Corporation;

(B) Employee compensation plans that unnecessarily expose Mercantile Bank Corporation to risks; and

(C) Employee compensation plans that could encourage the manipulation of reported earnings of Mercantile Bank Corporation to enhance the compensation of an employee;

(vi) Mercantile Bank Corporation has required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii) Mercantile Bank Corporation has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(viii) Mercantile Bank Corporation has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during any part of the most recently completed fiscal year that was a TARP period;

(ix) Mercantile Bank Corporation and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period; and any expenses that, pursuant to the policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

(x) In its proxy statement for its 2012 annual meeting of shareholders, Mercantile Bank Corporation included a non-binding shareholder resolution in accordance with section 111 of EESA and in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during 2011, and because Mercantile Bank Corporation repaid TARP funds as of June 6, 2012 and has no outstanding obligation arising from financial assistance under TARP, Mercantile Bank Corporation will include in its proxy statement for its 2013 annual meeting of shareholders a non-binding shareholder resolution in accordance with Section 14A of the Securities Exchange Act of 1934, which was added pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during 2012, including any part of the most recently completed fiscal year that was a TARP period;

(xi) Mercantile Bank Corporation will disclose the amount, nature, and justification for the offering, during any part of the most recently completed fiscal year that was a TARP period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii) Mercantile Bank Corporation will disclose whether Mercantile Bank Corporation, the board of directors of Mercantile Bank Corporation, or the compensation committee of Mercantile Bank Corporation has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii) Mercantile Bank Corporation has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(xiv) Mercantile Bank Corporation has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Mercantile Bank Corporation and Treasury, including any amendments;

(xv) Because Mercantile Bank Corporation repaid TARP funds as of June 6, 2012 and has no outstanding obligation arising from financial assistance under TARP, its TARP period ended on June 6, 2012, and Mercantile Bank Corporation is not compiling a list of the SEOs and the twenty next most highly compensated employees for 2013; and

(xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 USC 1001.)

/s/ Michael H. Price	(Signature)	Date: March 14, 2013
Michael H. Price
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

Certification of Principal Financial Officer

I, Charles E. Christmas, Senior Vice President, Chief Financial Officer and Treasurer of Mercantile Bank Corporation, certify, based on my knowledge, that:

(i) The compensation committee of Mercantile Bank Corporation has discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period (which, for Mercantile Bank Corporation, was January 1, 2012 to June 6, 2012, because Mercantile Bank Corporation repaid TARP funds as of June 6, 2012, and has no outstanding obligation arising from financial assistance under TARP), senior executive officer (“SEO”) compensation plans and employee compensation plans and the risks these plans pose to Mercantile Bank Corporation;

(ii) The compensation committee of Mercantile Bank Corporation has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Mercantile Bank Corporation and has identified any features of the employee compensation plans that pose risks to Mercantile Bank Corporation and has limited those features to ensure that Mercantile Bank Corporation is not unnecessarily exposed to risks;

(iii) The compensation committee has reviewed, at least every six months during any part of the most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Mercantile Bank Corporation to enhance the compensation of an employee, and has limited any such features;

(iv) The compensation committee of Mercantile Bank Corporation will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v) The compensation committee of Mercantile Bank Corporation will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in:

(A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Mercantile Bank Corporation;

(B) Employee compensation plans that unnecessarily expose Mercantile Bank Corporation to risks; and

(C) Employee compensation plans that could encourage the manipulation of reported earnings of Mercantile Bank Corporation to enhance the compensation of an employee;

(vi) Mercantile Bank Corporation has required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii) Mercantile Bank Corporation has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(viii) Mercantile Bank Corporation has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during any part of the most recently completed fiscal year that was a TARP period;

(ix) Mercantile Bank Corporation and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during any part of the most recently completed fiscal year that was a TARP period; and any expenses that, pursuant to the policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

(x) In its proxy statement for its 2012 annual meeting of shareholders, Mercantile Bank Corporation included a non-binding shareholder resolution in accordance with section 111 of EESA and in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during 2011, and because Mercantile Bank Corporation repaid TARP funds as of June 6, 2012 and has no outstanding obligation arising from financial assistance under TARP, Mercantile Bank Corporation will include in its proxy statement for its 2013 annual meeting of shareholders a non-binding shareholder resolution in accordance with Section 14A of the Securities Exchange Act of 1934, which was added pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during 2012, including any part of the most recently completed fiscal year that was a TARP period;

(xi) Mercantile Bank Corporation will disclose the amount, nature, and justification for the offering, during any part of the most recently completed fiscal year that was a TARP period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii) Mercantile Bank Corporation will disclose whether Mercantile Bank Corporation, the board of directors of Mercantile Bank Corporation, or the compensation committee of Mercantile Bank Corporation has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii) Mercantile Bank Corporation has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(xiv) Mercantile Bank Corporation has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Mercantile Bank Corporation and Treasury, including any amendments;

(xv) Because Mercantile Bank Corporation repaid TARP funds as of June 6, 2012 and has no outstanding obligation arising from financial assistance under TARP, its TARP period ended on June 6, 2012, and Mercantile Bank Corporation is not compiling a list of the SEOs and the twenty next most highly compensated employees for 2013; and

(xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 USC 1001.)

/s/ Charles E. Christmas	(Signature)	Date: March 14, 2013
Charles E. Christmas Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)